CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Penn National Gaming, Inc.
425 Berkshire Boulevard
Wyomissing, Pennsylvania


         We hereby consent to the inclusion in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 8, 1996, relating to the combined financial statements of Charles Town Racing Limited Partnership and Charles Town Races, Inc. as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                  /s/ Leonard J. Miller & Associates, Chartered
                                  ---------------------------------------------
                                  LEONARD J. MILLER & ASSOCIATES, CHARTERED


Baltimore, Maryland
January 21, 1997